UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) June 8, 2005

CORUMEL MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code (212) 937-8442

Sihleggstrasse 23, Wollerau, Switzerland, CH 8832
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 1, 2005, Norman Meier resigned as a director and as the Chief Executive Officer and the President of Corumel Minerals Corp., which the remaining directors accepted and which resulted in one vacancy on the board of directors.

Also, on April 1, 2005, Chris Roth consented to and was appointed as an additional director of Corumel Minerals Corp. by the remaining two directors. Mr. Roth was also appointed the Chief Executive Officer and the President of Corumel Minerals Corp. on the same day, April 1, 2005, by the board of directors.

From 2002 to 2004, Mr. Roth was the director of GLOBALOFFICE24 AG. Mr. Roth supervised and was responsible for the 140 employees of GLOBALOFFICE24 AG. GLOBALOFFICE24 AG was a Human Resources company that provided Consulting and IT services to its clients and operated offices in several countries, including Switzerland, Germany, Bosnia and Poland.

Also, since 1991, Mr. Roth has been a management consultant and a leadership- and management-coach to several Fortune 500 customers, such as General Motors, Dow Chemical, R.J. Reynolds, UBS, Citibank, Haniel Group, and Zürich Versicherung.

Neither Mr. Roth nor any of the two other current directors or officers hold a directorship in any other reporting company.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that Corumel Minerals Corp. was or is a party to in which Mr. Roth had or is to have a direct or indirect material interest.

There is no employment agreement between Mr. Roth and Corumel Minerals Corp. at this time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Corumel Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

CORUMEL MINERALS CORP.

/s/ Chris Roth
Dated: June 8, 2005                           By:Chris Roth - CEO & President

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